UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.

On February 26, 2026, Healthcare Triangle, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a registered direct offering (A) an aggregate of 421,553 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, at an offering price of $5.81 per share, and (B) 260,000 pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of Common Stock, at an offering price of $5.80999 (such registered direct offering, the “Offering”) for aggregate gross proceeds of approximately $3.95 million, before deducting Offering expenses payable by the Company, including the Placement Agent’s commissions and fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on February 27, 2026.

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.00001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full.

The Pre-Funded Warrants contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with its affiliates) beneficially owning more than 4.99% (or, upon election by the holder prior to the issuance of any warrants, 9.99%) of the Company’s outstanding Common Stock.

In connection with the Offering, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC (the “Placement Agent”), pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 7% of the aggregate gross proceeds of the Offering, and (ii) reimbursed the Placement Agent for certain expenses and legal fees.

The Common Shares, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276382) that was declared effective by the Securities and Exchange Commission (the “Commission”) on January 31, 2024 and a prospectus supplement dated February 26, 2026, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The forms of the Purchase Agreement, Placement Agency Agreement and Pre-Funded Warrant are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

ITEM 7.01 Other Events.

On February 26, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
4.1	Form of Pre-Funded Warrant
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press Release, dated February 26, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including the Company’s ability to successfully appeal the Nasdaq staff’s delisting determination and the Company’s ability to have an application to trade on the OTCQB approved timely to commence trading if its common shares are delisted from Nasdaq. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on March 31, 2025, and other reports and registration statements of the Company filed, or to be filed, with the Securities and Exchange Commission, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: February 27, 2026	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

3